EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Digital Cinema Destinations Corp. on Form S3 (No. 333-188275) of our report dated September 18, 2013, on our audits of the consolidated financial statements as of June 30, 2013 and 2012 and for each of the years in the two-year period ended June 30, 2013, which report is included in this Annual Report on Form 10-K to be filed on or about September 18, 2013.

/s/ EisnerAmper LLP

Iselin, New Jersey
September 18, 2013